Exhibit 99.2

ADMISSION TICKET

Please bring this ticket to the Special Meeting

Notice of Special Meeting of Shareholders

WESTAR ENERGY, INC.

2017 Special Meeting of Shareholders

To consider and adopt the Amended and Restated Agreement and Plan of Merger, dated July 9, 2017, by and among Westar Energy, Inc., Great Plains Energy Incorporated and certain other parties thereto; to conduct a non-binding advisory vote on merger-related compensation arrangements for named executive officers; and to approve any motion to adjourn the special meeting, if necessary.

Tuesday, November 21, 2017

Westar Energy, Inc.

818 S. Kansas Avenue, Topeka, Kansas 66612

You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be available in PDF format. There is no cost to you for this service other than any charges imposed by your Internet provider. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying Continental Stock Transfer and Trust Company by email at proxy@continentalstock.com.

Please Admit	Non-Transferable
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▲ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. ▲

WESTAR ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 21, 2017.

Mark A. Ruelle, Anthony D. Somma and Larry D. Irick, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at the Westar Energy, Inc. Special Meeting of Shareholders to be held on November 21, 2017, or at any adjournment or postponement thereof, and to vote, as indicated on the reverse side, the shares of Common Stock which the undersigned would be entitled to vote if personally present at said meeting. If no direction is given, the shares will be voted as recommended by the Board of Directors as indicated on the reverse side. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment or postponement thereof, in accordance with their best judgment. This proxy also provides voting instructions to the plan administrator for shares held by the undersigned in the Westar Energy, Inc. 401(k) Employees’ Savings Plan.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting:

The Notice of Special Meeting of Shareholders, Shareholder Letter and Joint

Proxy Statement are available at: www.cstproxy.com/westarenergy/sm2017.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on November 20, 2017.

INTERNET/MOBILE — www.cstproxyvote.com Have your proxy card available when you access the website and follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Have your proxy card available when you use a touch-tone telephone, and follow the voting instructions to vote your shares.

MAIL –
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

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▲ PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. ▲

Westar Energy, Inc.	Proxy

All shares, including full and partial shares of stock credited to your Direct Stock Purchase Plan account, will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such proxy will be voted as recommended by the board of directors. If any other matter properly comes before the meeting, or any adjournment or postponement thereof, the persons named in this proxy are authorized to vote in accordance with their best judgment.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
		FOR	AGAINST	ABSTAIN
1.	To adopt the Amended and Restated Agreement and Plan of Merger, dated July 9, 2017, by and among Westar Energy, Inc., Great Plains Energy Incorporated and certain other parties thereto.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding advisory basis, the merger-related compensation arrangements for named executive officers.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve any motion to adjourn the special meeting, if necessary.	☐	☐	☐

☐	I /We will attend the Special Meeting to be held in Topeka, Kansas.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2017.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.